                                                                     Exhibit 2.2

                     STOCK PURCHASE AND STANDSTILL AGREEMENT
                     ---------------------------------------


         This STOCK PURCHASE AND STANDSTILL AGREEMENT, dated as of November 3, 2000 (this "Agreement"), is made and entered into by and among READING ENTERTAINMENT, INC., a Nevada corporation ("Reading"), FA, INC., a Nevada corporation and a wholly owned subsidiary of Reading ("FA"), CITADEL HOLDING CORPORATION, a Nevada corporation ("Citadel"), and CRAIG CORPORATION, a Nevada corporation ("Craig" and, collectively with Reading, FA and Citadel, the "Stockholders"), on the one hand, and NATIONAL AUTO CREDIT, INC., a Delaware corporation ("NAC" or the "Company"), on the other hand.

         WHEREAS, certain disputes and differences have arisen between the Company and Sam J. Frankino, a former executive officer and current director and stockholder of the Company ("Frankino"), and certain of his affiliates (collectively, the "Frankino Parties"), which disputes have resulted in litigation styled National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984, both pending in the Court of Chancery of the State of Delaware (collectively referred to herein as the "Actions"); and

         WHEREAS, the Frankino Parties and the Company wish to enter into a settlement agreement in the form attached as Attachment A to this Agreement (the "Settlement Agreement") pursuant to which, among other things, (i) all disputes between the Company and the Frankino Parties, including the Actions, will be settled without the admission of fault by any of them and (ii) the Company will repurchase all of the shares of common stock, par value $.05 per share, of the Company ("Company Common Stock") beneficially owned by the Frankino Parties; and

         WHEREAS, the Stockholders own an aggregate of 10,055,000 shares of Company Common Stock (the "Common Shares") and 100 shares of Series A Convertible Preferred Stock, par value $.05 per share, of the Company (the "Preferred Shares" and, together with the Common Shares, the "Shares") and, absent the repurchase by the Company of certain of the Shares, as contemplated hereby, the consummation of the transactions contemplated by the Settlement Agreement would have the effect of vesting ownership of shares representing a majority of the voting power of the Company in the Stockholders; and

         WHEREAS, the Stockholders support the execution of the Settlement Agreement by the Company and the consummation by the Company of the transactions contemplated thereby and desire to assist the Company in its efforts to resolve the disputes between it and the Frankino Parties, including the Actions; and

         WHEREAS, in furtherance of the foregoing, the Company desires to acquire from FA and FA is willing to sell to the Company Five Million Two Hundred Seventy-Seven Thousand Eight Hundred Seventy-Nine (5,277,879) of the Common Shares and all 100 of the Preferred Shares (collectively, the "Subject Shares"), upon the terms and subject to the conditions hereinafter set forth, such that at the time of the purchase of the Subject Shares, and after giving effect to the transactions contemplated by the Settlement Agreement, the Stockholders shall own an aggregate of 33% of the issued and outstanding shares of Company Common Stock, on a fully diluted basis

(based on the number of shares of Company Common Stock issued and outstanding on the date hereof, assuming the prior exercise, conversion or exchange, as the case may be, of any options, warrants, rights to acquire and securities convertible into or exchangeable for such Company Common Stock issued and outstanding on the date hereof, and after taking into account the repurchase by the Company of the Common Shares owned by the Frankino Parties, which repurchase is occurring simultaneously with the execution and delivery of this Agreement); and

         WHEREAS, the Stockholders are willing to agree to certain restrictions regarding the shares of the Company Common Stock they will continue to own following the consummation of the transactions contemplated hereby.

         NOW THEREFORE, in consideration of the above premises and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders and the Company hereby agree as follows:

         1.       Repurchase of Subject Shares.
                  ----------------------------

                  (a) Upon the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), which Closing is taking place contemporaneously with the execution and delivery of the Agreement by the parties hereto, FA shall sell, transfer and convey to the Company, and the Company shall acquire from FA, the Subject Shares at a purchase price equal to the sum of (a) Seven Million Nine Hundred Sixteen Thousand Nine Hundred Sixty-Eight Dollars and Fifty Cents ($7,916,968.50) ($1.50 per Subject Share) and (b) an interest factor accruing from April 5, 2000 to the date of the Closing at the simple annual rate of 12% (collectively, the "Purchase Price").

                  (b) At the Closing (A) the Company shall deliver to FA (i) the Purchase Price, in immediately available United States Dollars, by wire transfer to a bank account designated by FA, and (ii) an irrevocable instruction to its transfer agent to issue a certificate representing 1,484,368 Common Shares, representing the Common Shares in excess of the Subject Shares represented by the Certificate (defined hereinbelow), duly executed by the Company in contemplation of delivery of the same to FA at Closing hereunder (the "Excess Shares"); and (B) FA shall deliver to the Company (i) a certificate (the "Certificate") representing 6,762,247 Common Shares, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form reasonably satisfactory to the Company for transfer on the books of the Company and (ii) such other instruments and documents as may be reasonably requested by the Company to evidence its purchase of the Subject Shares. At the Closing, subject to the delivery of the Purchase Price in accordance with this Paragraph, FA shall simultaneously sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from FA, good and valid title to the Subject Shares, free and clear of all liens, claims, charges or other encumbrances (collectively, "Liens").

         2.       Representations and Warranties of the Company.
                  ---------------------------------------------

         The Company hereby represents and warrants to the Stockholders as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement, and to consummate the transactions contemplated hereby.

                  (b) The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of each of the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the terms hereof will not, conflict with, or result in any violation of or default under (i) any provision of the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws or any other similar organizational documents of the Company, (ii) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law"), applicable to the Company or the property or assets of the Company or (iii) any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation ("Contracts") to which the Company is party or by which the Company or any of the Company's assets may be bound. No consent, approval, order or authorization of, notice to, or registration, declaration or filing with ("Governmental Approval") any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

                  (d) Set forth on ATTACHMENT B are true, correct and complete schedules setting forth the following:

                  (i) The total number of shares of Company Common Stock currently issued and outstanding;

                  (ii) The total number of shares of Company Common Stock being simultaneously repurchased from the Frankino Parties;

                  (iii) The total number of shares of Company Common Stock subject to issuance upon the exercise of currently outstanding stock options, calculated without reference to whether or not such options are currently vested or exercisable;

                  (iv) The total number of shares of Company Common Stock subject to issuance upon the exercise of conversion or exchange rights under securities convertible into or exchangeable for Company Common Stock or the exercise of any other rights to acquire Company Common Stock, calculated without reference to whether or not such conversion, exchange or other rights are currently vested or exercisable;

                  (v) All outstanding equity securities of the Company, other than Company Common Stock; and

                  (vi) All outstanding commitments to issue, grant or otherwise transfer to any person any equity securities of the Company or any of its subsidiaries, or any other securities convertible into or exchangeable for or any other right to acquire equity securities of the Company or any of its subsidiaries, calculated without reference to whether such conversion, exchange or other rights are currently vested or exercisable.

                  (e) The Settlement Agreement, attached hereto as ATTACHMENT A, is a true, correct and complete copy of the settlement agreement with Frankino encompassing and including all agreements between the Company, its officers, directors, affiliates and associates, on the one hand, and Frankino, his affiliates, associates, relatives and related parties, on the other hand, and is being simultaneously entered into by the parties thereto.

                  (f) Immediately following the Closing, the Board of Directors of the Company will be comprised of the individuals set forth an ATTACHMENT C, all of whom have agreed to continue as directors of the Company for the remainders of their respective terms, as such terms are likewise set forth on ATTACHMENT C.

                  (g) Attached hereto as ATTACHMENT D is a true and correct copy of the Amended and Restated By-Laws of the Company, as presently in force.

                  (h) Attached hereto as ATTACHMENT E is a schedule of all Affiliate Agreements (as such term is defined in Paragraph 9, below) to which the Company is a party as of the date hereof, together with a summary of the principal business terms of each such Affiliate Agreement.

        3.       Representations and Warranties of the Stockholders.
                 --------------------------------------------------

         The Stockholders represent and warrant to the Company as set forth below. The representations and warranties set forth in clauses (a) through (c) are made on an individual basis, and each Stockholder makes the representations and warranties set forth therein only with respect to itself. The representations set forth in clause (d) below are made by the Stockholders on a joint and several basis.

                  (a) Each of the Stockholders is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) The execution, delivery and performance by each of the Stockholders of this Agreement, and the consummation by each of the Stockholders of the transactions contemplated hereby, have been authorized by all necessary action, corporate or otherwise. This Agreement has been duly executed and delivered by each of the Stockholders, and, assuming that this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each such Stockholder, enforceable against each such Stockholder in accordance with its terms.

                  (c) The execution and delivery by each Stockholder of this Agreement do not, and the consummation by each Stockholder of the transactions contemplated hereby and compliance by each Stockholder with the terms hereof will not, conflict with, or result in any violation of or default under, (i) any provision of the certificate of incorporation, by-laws or any other similar organizational documents of such Stockholder, (ii) any Order, or Applicable Law, applicable to any of the Stockholders or the property or assets of any such Stockholder or (iii) any Contracts to which any Stockholder is a party or by which any Stockholder or any Stockholder's assets may be bound. No Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to any Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby.

                  (d) The Stockholders own an aggregate of 10,055,000 shares of Company Common Stock and 100 shares of Series A Convertible Preferred Stock, par value $.05 per share, of the Company ( "Company Preferred Stock"), in each case, including the Subject Shares, and have good and valid title to such Shares, free and clear of all Liens, and such Shares are the only securities of the Company that the Stockholders or any of their Affiliates (as defined below) own beneficially or of record as of the date hereof. As used herein, the term "Affiliate" shall mean (i) any entity in which any one or more of the Stockholders owns, directly or indirectly, a greater than 15% beneficial interest, (ii) any partnership in which any of the Stockholders is a general partner or managing member and (iii) any entity in which James J. Cotter ("Cotter") or any of his children owns, directly or indirectly, a greater than 10% beneficial interest (other than through their ownership interest in any of the Stockholders) or in which Cotter or any of his children serves as an officer, director, general partner or managing member. Notwithstanding the foregoing, no entity shall be deemed to be an Affiliate for purposes of this Agreement if, and to the extent that, such entity acquires, or continues to hold, shares of Company Common Stock or other equity securities of the Company (i) over the opposition of any of the Stockholders or Cotter, which opposition shall be expressed in writing with a copy delivered to the Company in accordance with the notice provisions set forth in Paragraph 11 hereof, and (ii) with the intention or for the purpose of causing a breach of the obligations of any of the Stockholders to the Company pursuant to this Agreement. The term "Affiliate" shall not include the Company or any of its subsidiaries or Gish Biomedical, Inc. ("Gish"), so long as, in the case of Gish, the combined ownership, direct or indirect, of the Stockholders in such company represents less than 20% of the voting power of such company. To the best knowledge and belief of each of the Stockholders, Gish does not beneficially own any of the Company's equity securities.

         4.       Standstill Agreement.
                  --------------------

                  (a) Each of the Stockholders hereby covenants and agrees that, from and after the date hereof and at all times through and including August 31, 2003, unless this Agreement shall be earlier terminated in accordance with the provisions of Paragraph 10 hereof, they, and each of them, will not, nor will they permit their respective Affiliates to, directly or indirectly, in any manner acquire, or agree to acquire, any beneficial interest in any equity securities of the Company, to the extent that the acquisition of such equity securities would increase the beneficial ownership of the Stockholders and their Affiliates to more than 33% of the aggregate voting power of the Company's equity securities then outstanding, calculated on a fully diluted basis.

                  (b) Each of the Stockholders hereby covenants and agrees that, from and after the date hereof and at all times through and including August 31, 2003, unless this Agreement shall be earlier terminated in accordance with the provisions of Paragraph 10 hereof, they, and each of them, will not, nor will they permit their respective Affiliates, to make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) to vote any voting securities of the Company ("Company Voting Stock") in connection with the election of the directors of the Company (other than proxies to vote Company securities beneficially owned by any one or more of the Stockholders and/or their respective Affiliates, which proxies shall be voted in accordance with Paragraph 6, hereof), or otherwise seek to alter the composition of the Company's Board of Directors.

                  (c) Each of the Stockholders hereby covenants and agrees that, from and after the date hereof and at all times through and including August 31, 2001, unless this Agreement shall be earlier terminated in accordance with the provisions of Paragraph 10 hereof, they, and each of them, will not, nor will they permit their Affiliates to make or in any way participate in any way in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) to vote Company Voting Stock, with respect to any matter, other than the election of directors of the Company, which is governed by Paragraph 4(b) hereof (a "Non-Election Issue"), which may be submitted to a vote of the stockholders of the Company, other than proxies to vote Company Voting Stock beneficially owned by any one or more of the Stockholders and/or their respective Affiliates with respect to any such Non-Election Issue.

                  (d) Notwithstanding anything to the contrary contained in Paragraphs 4(a) through 4(c) hereof, nothing contained in this Agreement shall be construed to prevent any of the Stockholders or any of their respective Affiliates from: (i) making a tender offer for all of the outstanding Company Common Stock so long as such tender offer is made on an any and all basis; or
(ii) communicating with any other holder or holders of the Company's outstanding securities, including, without limitation, the expression of the opinion of the Stockholders with respect to any third-party solicitation of proxies, provided that such Stockholder does not (A) provide to any security holder of the Company a form of proxy or other authorization permitting the Stockholder (or its designee) to vote any equity security of the Company on such security holder's behalf or (B) accept from any security holder of the Company a proxy or other authorization permitting the Stockholder (or its designee) to vote any equity security of the Company on such security holder's behalf, provided that clauses
(A) and (B), above, shall not be deemed to prevent the solicitation of proxies to vote Company securities beneficially owned by such Stockholders, as contemplated by Paragraphs 4(b) and 4(c) above.

         5.       Restrictions on Sales of Shares
                  -------------------------------

                  (a) From and after the date hereof and at all times prior to the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, no Stockholder shall, directly or indirectly, sell, pledge, assign, dispose of or otherwise transfer (other than in connection with a pledge to secure indebtedness owed to any one or more institutional lender(s)) (collectively, "Transfer") any of the shares owned by such Stockholder, and no Stockholder shall permit any Affiliate of such Stockholder to Transfer any of the shares owned by such Affiliate, in each case, other than to a Permitted Transferee (as defined below).

                  (b) As used in this Agreement, the term "Permitted Transferee" means: (i) the Company and its affiliates (as used in this Agreement, the term "affiliates" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) any Affiliate of any Stockholder who agrees in writing to be bound by the provisions of Paragraph 4 hereof; (iii) any Transferee who is a party to any tender offer, merger, reorganization or transfer of all or substantially all of the assets of the Company approved by the Board of Directors of the Company; (iv) any Transferee that agrees in writing to be bound by the provisions of Paragraph 4 hereof; (v) any Transferee who, after giving effect to the proposed Transfer, will own, directly or indirectly, beneficially or of record, not more than 15% of the issued and outstanding Company Voting Stock (including, for purposes of this calculation, any shares of Company Voting Stock held by affiliates of such Transferee); (vi) any person or entity to whom a Stockholder Transfers Shares in reliance on the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (other than the provisions of Rule 144(k) thereunder or any successor provision thereto), and in compliance with the restrictions on volume, manner of sale and any other applicable restrictions imposed thereby; (vii) any Transferee who acquires Shares pursuant to a tender offer for the securities of the Company or (viii) any successor by merger of any Stockholder or (ix) any Transferee who acquires shares pursuant to the exercise of FA's piggyback registration rights or in a registered secondary offering of Shares, provided that such shares are offered for sale in an underwritten public offering or otherwise sold in a broadly distributed public offering. Notwithstanding anything to the contrary contained herein, a Permitted Transferee that agrees to be bound by the provisions of Paragraph 4 hereof shall not be entitled to any other rights or benefits under this Agreement; provided that such limitations will not apply to the transfer under clause (viii) above.

                  (c) In the case of any Transfer to a Permitted Transferee under clauses (ii) or (iv) of Paragraph 5(b) above, or, to the extent that the sale involves a sale of greater than 10% of issued and outstanding Company Voting Stock, under clause (v) of Paragraph 5(b) above, the Transferring Stockholder shall deliver to the Company (A) at least seven (7) Business Days prior to such Transfer, a written notice stating its intention to Transfer the Shares to be Transferred, the name of the Transferee, whether such Transferee is an Affiliate, the number of Shares to be Transferred, and the price and other material terms and conditions of the Transfer, and (B) in the case of any Transfer to a Permitted Transferee under clauses (ii), (iv) or (viii) of Paragraph 5(b) above, on or prior to the effective date of such Transfer and in a form reasonably acceptable to the Company in consultation with its legal counsel, the Transferee's written acknowledgment of and agreement to be bound by the provisions of Paragraph 4 hereof. In the case of a Transfer to a Permitted Transferee made solely under the authority of clause (v) of Paragraph 5(b) above and involving a sale of greater than 10% of the Company's issued and outstanding Voting Stock, the Company will have the right, upon notice to the Stockholders, to terminate the obligations imposed upon the Company pursuant to Paragraph 8(a) hereof.

                  (d)      At, or promptly following the Closing,

                           (i) Each certificate representing the Shares, other
                  than the Subject Shares, shall be stamped or otherwise imprinted with the following legend:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCK PURCHASE AND STANDSTILL AGREEMENT, DATED AS OF NOVEMBER 3, 2000, BY AND AMONG READING ENTERTAINMENT, INC., FA, INC., CITADEL HOLDING CORPORATION, CRAIG CORPORATION AND NATIONAL AUTO CREDIT, INC. (THE "COMPANY") AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED BY THE TERMS THEREOF.

                           (ii) Each certificate representing Shares that were
                  acquired from the Company by FA on April 5, 2000, shall be stamped or otherwise imprinted with the following legend:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, DISPOSED OF OR OTHERWISE TRANSFERRED ("TRANSFERRED"), AND THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES, EXCEPT (A) PURSUANT TO RULE 144 UNDER THE ACT OR (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

         With respect to Shares (A) that are Transferred to a Permitted Transferee pursuant to clauses (iii), (v) or (vii) of Paragraph 5(b) hereof, and
(B) as to which the Transfer restrictions imposed by this Agreement have as a result of such Transfer terminated, upon request of the Transferring Stockholder, the Company shall cause to be issued certificates representing such Shares without the restrictive legend set forth above in clause (i) stamped or otherwise imprinted thereon. With respect to any Shares (X) that are Transferred to a Permitted Transferee pursuant to clauses (vi) or (ix) of Paragraph 5(b) hereof, and (Y) as to which all Transfer restrictions have terminated (including any Transfer restrictions imposed by this Agreement and any Transfer restrictions imposed by federal or state securities laws), upon request of the Transferring Stockholder, the Company shall cause to be issued certificates representing such Shares without any portion of the restrictive legends set forth above in clauses (i) and (ii) stamped or otherwise imprinted thereon. Upon the termination of this Agreement, the Company, upon the request of any holder of Shares, shall cause to be issued certificates representing such Shares without the legend set forth above in clause (i) stamped or otherwise imprinted thereon.

         6.       Voting Agreement.
                  ----------------

         In connection with each election of directors of the Company occurring after the date hereof and prior to the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, whether at an annual or special meeting of the Company's stockholders or otherwise, each Stockholder shall vote, or shall cause to be voted, all shares of the Company's outstanding equity securities as to which such Stockholder exercises voting control in the same manner and in the same proportion as the shares held by all stockholders of the Company other than the Stockholders are voted in connection with such election. Notwithstanding the foregoing, each Stockholder shall be free to cast all of the votes which such Stockholder is entitled to cast in favor of the election of the Stockholder Nominees.

         7.       Board Representation.
                  --------------------

                  (a) Upon written notice from the Stockholders designating their nominees, the Company shall promptly cause two (2) designees of the Stockholders (including any successors to such designees, the "Stockholder Nominees") to be appointed to the Company's Board of Directors. So long as the nominees specified in such notice are directors and/or executive officers of any one or more of the Stockholders, such nominees shall be appointed to the Board of Directors of the Company before any other action is taken by the Board of Directors of the Company (other than ministerial actions such as the calling of a meeting of the Board of Directors of the Company to take action upon such nominees). The Stockholder Nominees shall initially be James J. Cotter and Scott
A. Braly and shall be appointed to fill vacancies on the Company's Board of Directors created by the resignation therefrom, as contemplated by the Settlement Agreement, of Frankino and/or certain other individuals appointed by or affiliated with Frankino having terms of office expiring at the 2002 annual meetings of the Company's stockholders. Until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Company shall cause the Stockholder Nominees to be included in the slate of nominees nominated by the Company's Board of Directors for election as directors of the Company with respect to each annual or special meeting of the Company's stockholders held for the purpose of electing directors of the Company (or with respect to any election of directors of the Company to be effectuated through action by written consent), and shall solicit proxies from the holders of the outstanding Company Voting Stock in favor of the election of the Stockholder Nominees on the same basis and to the same extent that proxies are solicited in favor of the election of all other nominees for director of the Company nominated by the Board of Directors of the Company. Any vacancy on the Company's Board of Directors created by the resignation or removal of a Stockholder Nominee shall be filled by the appointment of another Stockholder Nominee. The Stockholders will cause each Stockholder Nominee to deliver to the Company along with such Stockholder Nominee's notice of nomination a completed directors and officers questionnaire in the form then in use by the Company.

                  (b) The Stockholders acknowledge and agree that the Stockholder Nominees will be required to recuse themselves from any deliberations of the Company's Board of Directors regarding whether or not the Company should or will amend or terminate this Agreement and the Stockholder Nominees shall not vote on any resolution or other proposed action of the Company's Board of Directors regarding such amendment or termination.

                  (c) Until such time as the Stockholder Nominees have been appointed to the Company's Board of Directors, or in the event that thereafter any Stockholder Nominee for any reason is not able to attend any meeting of the Board of Directors or any committee of the Board of Directors on which such Stockholder Nominee serves, the Stockholders shall be entitled to send an observer to such meeting in the stead of such absent Stockholder Nominee; provided that any such observer shall not be entitled to vote on any matter before the Company's Board of Directors, and the presence or absence of such observer shall not be considered for purposes of determining the existence of a quorum. The costs and expenses of the attendance of such observer at any such meeting will be treated the same as if such cost or expense had been incurred by a director of the Company.

                  (d) The Company shall give to the Stockholder Nominees (and prior to the appointment of such Stockholder Nominees, to the Stockholders) not less than three (3) full business days notice of any meeting of the Board of Directors of the Company or any meeting of any committee of the Board of Directors of the Company upon which any Stockholder Nominee serves. In other words, and by way of example, notice of any meeting to be held on a Friday must be received by not later than the close of business on the preceding Monday, assuming that there are no legal holidays during such period. This notice must be accompanied by an agenda for the meeting, and copies of any and all materials provided to any one or more of the other directors of the Company with respect to that meeting. In the event that materials are distributed to any one or more directors of the Company following the giving of such notice, copies of such materials will be provided to the Stockholder Nominees (and prior to the appointment of such Stockholder Nominees, to the Stockholders) on the same day as they are provided to such directors. The purpose of this provision is to ensure that the Stockholder Nominees (or prior to the appointment of such Stockholder Nominees, the Stockholders) are provided the same access to information as any other director of the Company.

         8.       Company Covenants.
                  -----------------

                  (a) At all times from and after the date hereof until the earliest to occur of (i) the preparation, adoption and public disclosure by the Board of Directors of the Company of a five-year business plan for the Company and its subsidiaries on a consolidated basis (the Company and its subsidiaries being collectively referred to herein on a consolidated basis as "NAC") and (ii) the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Company shall not, directly or indirectly through one or more affiliates (A) acquire any assets, in any transaction or in any series of related transactions, by merging or consolidating or otherwise combining with any one or more corporations, partnerships or/or other entities, or by purchase (whether for cash, debt and/or securities) in a transaction which would be material to NAC or (B) issue, in any transaction or in any series of related transactions, a material amount of the securities of NAC.

                  (b) At all times from and after the date hereof until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Company, consistent with the stockholder approval policy of The Nasdaq Stock Market, as set forth in Section 4310(G) of the National Association of Securities Dealers, Inc. Manual or any successor provision thereto, shall obtain the approval of its stockholders for any plan or arrangement: (i) in connection with the acquisition of the stock or assets of another company (A) if any director, officer or substantial stockholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Company Voting Stock, or securities convertible into or exercisable or exchangeable for Company Voting Stock, could result in an increase in outstanding shares of Company Voting Stock or voting power of 5% or more; or (B) where, due to the present or potential issuance of Company Voting Stock, or securities convertible into or exercisable or exchangeable for Company Voting Stock, other than pursuant to a public offering for cash, (1) the Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) to be issued has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Company Voting Stock or such securities convertible into or exercisable or exchangeable for Company Voting Stock; or (2) the number of shares of Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) to be issued is or will be equal to or in excess of 20% of the number of shares of Company Voting Stock outstanding before the issuance of the stock or securities; (ii) in connection with a transaction other than a public offering involving (A) the sale or issuance by the Company of Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) at a price less than the greater of book or market value, which sale or issuance, together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the Company Voting Stock or 20% or more of the voting power outstanding before the issuance; or (B) the sale or issuance by the Company of Company Voting Stock (or securities convertible into or exercisable or exchangeable for Company Voting Stock) equal to 20% or more of the Company Voting Stock or 20% or more of the voting power outstanding before the issuance; or (iii) pursuant to which any person shall acquire more than 33% of the Company's total assets (calculated on a consolidated basis in accordance with United States generally accepted accounting principles, consistently applied). Notwithstanding the foregoing, the Company and the Stockholders shall amend this Paragraph 8(b) if, and to the extent that, any such amendment is necessary to attain compliance with the listing criteria of any recognized securities exchange or automated inter-dealer quotation system upon which listing of the Company's securities is sought or obtained. The Company represents that it is not currently aware of any such listing criteria which would require such amendment.

                  (c) The Company shall give prompt notice to the Stockholders of any proposed changes to the Settlement Agreement.

         9.       Related Party Transactions.
                  --------------------------

         From and after the date hereof, until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, the Board of Directors of the Company shall periodically conduct a review of all Related Party Transactions, defined below and shall utilize the Audit Committee or a comparable committee of the Company's Board of Directors, in either event, consisting entirely of disinterested directors, for review of potential conflict of interest situations. Moreover, until the termination of this Agreement in accordance with the provisions of Paragraph 10 hereof, NAC shall not make any payments, loans, advances or other distributions to, or enter into any transaction, agreement or arrangement (each, a "Related Party Transaction") with, any of its affiliates, officers, directors or stockholders or any associates or family members of any of the foregoing (collectively, the "Company Affiliates"), or make any changes in or modify any agreements, Contracts, arrangements, payables, obligations or understandings between NAC and any such Company Affiliate (the "Affiliate Agreements"), other than in the ordinary course of business consistent with past practice or as required by the Affiliate Agreements, unless such Related Party Transaction or Affiliate Agreement amendment shall have previously been approved by the Company's Board of Directors (including by a majority of the disinterested directors) or by a committee of the Company's Board of Directors consisting solely of disinterested directors.

         10.      Termination.
                  -----------

                  (a)      This Agreement may be terminated at any time:

                           (i) by mutual written agreement of the Company and
                  the Stockholders;

                           (ii) by either the Company or the Stockholders,
                  effective upon notice to the other party or parties of such termination, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iii) by either the Company or the Stockholders,
                  effective upon notice to the other party or parties of such termination, if a proposal to sooner terminate the Agreement is approved by either (A) the holders of a majority of the combined voting power of the Company's outstanding capital stock entitled to vote thereon (calculated without reference to any equity securities of the Company held by the Stockholders or their respective Affiliates) or (B) a majority of the independent Directors of the Company (provided that, in the case of a termination under clause (B) above, the provisions of Paragraphs 8 and 9 hereof will survive any such termination until immediately following the next annual meeting of the Company's stockholders occurring not less than 120 days following receipt of notice of such termination);

                           (iv) by either the Company or the Stockholders,
                  effective upon notice to the other party or parties of such termination, in the event that any person or entity not affiliated with, or acting at the request or direction of, the Company or any of the Stockholders, directly or indirectly, shall in any manner acquire, agree to acquire or initiate a fully financed and unconditional (other than usual and customary conditions to closing) tender offer or exchange offer seeking to acquire, directly or indirectly, a beneficial interest in securities of the Company representing in excess of 15% of the then issued and outstanding Company Voting Stock;

                           (v) by either the Company or the Stockholders,
                  effective upon notice to the other party or parties of such termination, in the event that the Board of Directors of the Company shall propose any Change in Control Transaction (as defined below); provided that in the case of a termination under this Paragraph 10(a)(v), the provisions of Paragraphs 6, 8(b) and 9 will survive any such termination until immediately following the next annual meeting of the Company's stockholders occurring not less than 120 days following receipt of notice of such termination. As used in this Agreement, the term "Change in Control Transaction" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or all or substantially all of the assets of the Company; (ii) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of shares of capital stock of the Company such that any person or group (other than the holders generally of the Company's capital stock immediately prior to such transaction or series of transactions) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding Company Voting Stock ; or (iii) any merger, consolidation, recapitalization, acquisition or similar transaction (other than any such transaction involving only the Company and/or one or more wholly owned subsidiaries of the Company) in which the outstanding Company Voting Stock is converted into or exchanged for cash, securities or other property, such that immediately after such transaction any person or group (other than the holders generally of such capital stock immediately prior to such transaction or series of transactions) shall become the owner, directly or indirectly , beneficially or of record, of shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding Company Voting Stock; or

                           (vi) by the Stockholders, effective upon notice to
                  the Company of such termination, in the event that any Stockholder Nominee, in favor of whose election to the Company's Board of Directors each of the Stockholders has voted its Shares, is (A) not elected to the Company's Board of Directors as a result of any action or inaction by the Company or (B) removed from the Company's Board of Directors and not replaced by another Stockholder Nominee; PROVIDED, HOWEVER, that the resignation of a Stockholder Nominee or the refusal of a Stockholder Nominee to stand for election shall not result in a termination of this Agreement pursuant to this Paragraph 10(a)(vi) so long as any vacancy resulting from such resignation or refusal is filled by a Stockholder Nominee promptly following the receipt by the Company of written notification from the Stockholders as to the identity of such replacement

                  Stockholder Nominee and a completed directors and officers questionnaire in the form used by the Company in connection with its most recent annual meeting of stockholders.

                  (b) This Agreement shall terminate automatically, and without any action on the part of any party hereto:

                           (i) in the event that the Stockholders collectively
                  own, directly or indirectly, beneficially or of record, together with all Affiliates of such Stockholders, Shares representing, in the aggregate, less than 10% or 90% or more of the Company's then issued and outstanding Company Voting Stock; or

                           (ii) on August 31, 2003.

         11.      Notices.
                  -------

         All notices and other communications hereunder shall be in writing and shall be deemed given on the day when delivered personally or by facsimile transmission (with confirmation), on the next Business Day when delivered to a nationally recognized overnight courier or five (5) Business Days after deposited as registered or certified mail (return receipt requested), in each case, postage prepaid, addressed to the recipient party at its address set forth below (or at such other address or facsimile number for a party as shall be specified by like notice; provided, however, that any notice of a change of address or facsimile number shall be effective only upon receipt thereof):

                  (a)      If to the Company, to:

                           National Auto Credit, Inc.
                           30000 Aurora Road
                           Solon, Ohio 44139
                           Attention:  David L. Huber, Chief Executive Officer
                           Facsimile:  (440) 349-3141

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Attention:  Jonathan J. Lerner, Esquire
                           Facsimile:  (212) 735-2000
                           and

                           De Martino Finkelstein Rosen & Virga
                           1818 N. Street, N.W., Suite 400
                           Washington, D.C. 20036
                           Attention:  Ralph V. DeMartino, Esq.
                           Facsimile:  (202) 659-1290

                  (b)      if to the Stockholders, to:

                           In the case of Reading Entertainment, Inc., to:

                           Reading Entertainment, Inc.
                           550 S. Hope Street, Suite 1800
                           Los Angeles, California 90071
                           Attention:  S. Craig Tompkins, Vice Chairman
                           Facsimile:  (213) 239-0548

                           In the case of FA, Inc., to:

                           c/o Reading Entertainment, Inc.
                           550 S. Hope Street, Suite 1800
                           Los Angeles California 90071
                           Attention:  S. Craig Tompkins, Vice Chairman
                           Facsimile:  (213) 239-0548

                           In the case of Citadel Holding Corporation, to:

                           c/o Reading Entertainment, Inc.
                           550 S. Hope Street, Suite 1825
                           Los Angeles, California  90071
                           Attention:  S. Craig Tompkins, Vice Chairman
                           Facsimile:  (213) 239-0549

                           In the case of Craig Corporation, to:

                           c/o Reading Entertainment, Inc.
                           550 S. Hope Street, Suite 1825
                           Los Angeles, California 90071
                           Attention:  S. Craig Tompkins, President
                           Facsimile:  (213) 239-0549

         12.      Miscellaneous.
                  -------------

                  (a) This Agreement may not be amended except pursuant to a writing signed by all parties hereto. Notwithstanding anything to the contrary contained herein, the Stockholders shall not be entitled to amend the provisions of Paragraph 4 hereof unless: (i) the holders of a majority of the combined voting power of the Company's outstanding capital stock entitled to vote thereon (calculated without reference to any equity securities of the Company held by the Stockholders or their respective Affiliates) shall approve a proposal submitted by the Board of Directors of the Company authorizing such amendment or
(ii) a majority of the independent members of the Company's Board of Directors shall approve a resolution authorizing such amendment.

                  (b) Unless specifically provided herein, this Agreement is not intended to create, and shall not create, any rights in any person or entity that is not a party to this Agreement.

                  (c) This Agreement has been prepared, and negotiations in connection with it have been carried on, by the efforts of each of the parties hereto, and this Agreement is to be construed fairly and in accordance with its plain meaning, and not strictly against any particular party, and no party hereto shall be deemed to be the draftsperson hereof.

                  (d) This Agreement constitutes the entire understanding of the parties concerning its subject matter and may not be modified, altered, or discharged except by a writing signed by all of the parties. No representations or promises except those set forth herein have been made to induce any party to enter into this Agreement.

                  (e) This Agreement shall be binding on each of the parties hereto and on their respective successors and assigns.

                  (f) The representations and warranties set forth in Paragraphs 2 and 3 hereof shall survive indefinitely following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. Each party hereto agrees that any claim relating to this Agreement shall be brought solely in the State or Federal Court for such jurisdiction, and each party hereto consents to the jurisdiction of such Court for purposes hereof.

                  (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (i) If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party hereto. In such event, the parties to this Agreement shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned parties have executed this Stock Purchase and Standstill Agreement as of the date first above written.

                                 NATIONAL AUTO CREDIT, INC.


                                 By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                 READING ENTERTAINMENT, INC.


                                 By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                 FA, INC.


                                 By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                 CITADEL HOLDING CORPORATION


                                 By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                 CRAIG CORPORATION


                                 By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                  ATTACHMENT A

                        SETTLEMENT AGREEMENT AND RELEASE
                    (INCLUDING AGREEMENT FOR SALE OF SHARES)

                                  ATTACHMENT B

                           NATIONAL AUTO CREDIT, INC.
                 COMMON STOCK OUTSTANDING AS OF NOVEMBER 3, 2000

                                                                    ATTACHMENT B
                                                                    ------------


       NATIONAL AUTO CREDIT, INC.
       COMMON STOCK OUTSTANDING
       AS OF 11/03/00

                                                                          COMPANY         TREASURY          SHARES OF COMPANY
                                                                        COMMON STOCK      SHARES OF           COMMON STOCK
                                                                                           COMPANY
                                                                                           COMMON
                                                                           ISSUED           STOCK              OUTSTANDING
                                                                           ------           -----              -----------

NUMBER OF SHARES AT 11/03/00                                               36,710,907      (1,957,945)            34,752,962

Purchase of shares of Company Common Stock held by
the Frankino Parties and certain related parties:                          15,921,865     (15,921,865)           (15,921,865)

Purchase of shares of Company Common Stock held by Citadel
 and FA, Inc.:
     Total shares of Company Common Stock held by
     Citadel and FA, Inc.                                                  10,055,000
     Shares of Company Common Stock purchased by NAC                       (5,277,879)     (5,277,879)            (5,277,879)
                                                                       ---------------
     Remaining shares of Company Common Stock held by
     Citadel and FA, Inc.                                                   4,777,121
                                                                       ---------------

                                                                       --------------------------------------------------------

TOTAL SHARES OUTSTANDING                                                   36,710,907     (23,100,876)            13,610,031
                                                                       --------------------------------------------------------

Shares of Company Common Stock subject to issuance upon exercise of options outstanding:
     1993 Equity Plan                                                         855,000                                855,000

     1983 Stock Option Plan                                                     4,400                                  4,400
                                                                       --------------------------------------------------------
TOTAL SHARES OF COMPANY COMMON STOCK OUTSTANDING ON A
FULLY DILUTED BASIS                                                        37,570,307     (22,922,023)            14,648,284
                                                                       ========================================================

Ownership of Citadel and FA on shares outstanding                                                                       35.1%
Ownership of Citadel and FA on a fully diluted basis                                                                    33.0%

                                                                    ATTACHMENT B
                                                                    ------------
                                                                    SCHEDULE (i)



The total number of shares of Company Common Stock currently outstanding:



34,752,962

                                                                    ATTACHMENT B
                                                                    ------------
                                                                   SCHEDULE (ii)



The total number of shares of Company Common Stock being simultaneously repurchased from the Frankino Parties:



15,743,012

                                                                    ATTACHMENT B
                                                                    ------------
                                                                  SCHEDULE (iii)



The total number of shares of Company Common Stock subject to issuance upon the exercise of currently outstanding stock options, calculated without reference to whether or not such options are currently vested or exercisable:



859,400

                                                                    ATTACHMENT B
                                                                    ------------
                                                                   SCHEDULE (iv)



The total number of shares of Company Common Stock subject to issuance upon the exercise of conversion or exchange rights under securities convertible into or exchangeable for Company Common Stock or the exercise of any other rights to acquire Company Common Stock, calculated without reference to whether or not such conversion, exchange or other rights are currently vested or exercisable:



100 shares of Series A Preferred Stock

                                                                    ATTACHMENT B
                                                                    ------------
                                                                    SCHEDULE (v)



All outstanding equity securities of the Company, other than Company Common
Stock:



100 Shares of Series A Preferred Stock

                                                                    ATTACHMENT B
                                                                    ------------
                                                                   SCHEDULE (vi)



All outstanding commitments to issue, grant or otherwise transfer to any person any equity securities of the Company or any of its subsidiaries, or any other securities convertible into or exchangeable for or any other right to acquire equity securities of the Company or any of its subsidiaries, calculated without reference to whether such conversion, exchange or other rights are currently vested or exercisable:



None, except as provided in Attachment B Schedules (i) through (v).

                                  ATTACHMENT C

                           POST-CLOSING COMPOSITION OF
                           NATIONAL AUTO CREDIT, INC.
                               BOARD OF DIRECTORS

                                                                    ATTACHMENT C


   POST-CLOSING COMPOSITION OF NATIONAL AUTO CREDIT, INC. BOARD OF DIRECTORS:



NAME                                   TERM EXPIRES AT ANNUAL MEETING
----                                   ------------------------------

James J. McNamara                           Through  2000
Phillip A. Sauder                           Through  2000
Peter Zackaroff                             Through  1999(1)
Donald Jasensky                             Through  2001
Henry Y. L. Toh                             Through  2001
John A. Gleason                             Through  2000
William S. Marshall                         Through  2001
Scott Braly                                 Through  2002
James J. Cotter                             Through  2002
David L. Huber                              Through  1999(1)






--------
(1) Peter Zackaroff and David L. Huber stand for re-election at the next Annual Meeting of National Auto Credit, Inc.'s shareholders with their terms to expire in 2002.

                                  ATTACHMENT D

                         AMENDED AND RESTATED BY-LAWS OF

                           NATIONAL AUTO CREDIT, INC.

                                                                    ATTACHMENT D


           AMENDED AND RESTATED BY-LAWS OF NATIONAL AUTO CREDIT, INC.


              Incorporated Under the Laws of the State of Delaware



                                   ARTICLE I.

                                     OFFICES

         Section 1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.

                           FISCAL YEAR - STOCKHOLDERS

                  Section 1. FISCAL YEAR. The first fiscal year of the corporation shall end January 31, 1996 and thereafter commence on the first day of February each year and end on the last day of January unless changed from time to time by action of the board of directors.

                  Section 2. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business, shall be held at such date and time during the first eight months of each calendar year as shall be determined by the board of directors. If no earlier date is determined by the board of directors, the annual meeting shall be held on the fourth Tuesday in August of each year, if not a legal holiday under the laws of the State where such meeting is to be held and if a legal holiday under the laws of such State, then on the next succeeding business day not a legal holiday under the laws of such State.

                  Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called at any time by the chairman of the board, or the president, or any vice president, or secretary, and shall be called by the president or secretary at the request in writing of a majority of the directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

                  Section 4. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting.

                  Section 5. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of the annual meeting or a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 6. STOCKHOLDERS' LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 7. QUORUM AND ADJOURNMENTS. At such meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

                  Section 8. VOTING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 9. PROXIES. At each meeting of the stockholders, each stockholder shall, unless otherwise provided by the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of stock held which has voting power upon the matter in question, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

                  Section 10. PROCEDURES FOR ACTION BY WRITTEN CONSENT.

         10.1 REQUEST FOR RECORD DATE. (a) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board or as otherwise established under this
Section 10.1 Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in Section 10.1(b). Following receipt of the notice, the board shall have five (5) business days to determine the validity of the request. Following the determination of the validity of the request, the board may fix a record date for such purpose which shall be no more then five (5) business days after the date upon which the resolution fixing the record date is adopted by the board and shall not precede the date such resolution is adopted. If the board fails within ten (10) business days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 10.3 below unless prior action by the board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.

         (b) Any stockholder's notice required by this Section 10.1 shall describe the action that the stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the Corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder. To the extent the proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition to the foregoing, the notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons regarding the proposed action by consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

         10.2 FORM OF CONSENT. Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 10 as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this
Section 10.2, Consents signed by a sufficient number of stockholder to take such action are so delivered to the Corporation.

         10.3 DELIVERY OF CONSENT. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery shall be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the board, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 10.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 10.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

         10.4 EFFECTIVENESS OF CONSENT. No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with Section 10.3 represent at least the minimum number of votes that would be necessary to take the corporate action.

         10.5 CHALLENGE TO VALIDITY OF CONSENT. Nothing contained in this
Section 10 shall in any way be construed to suggest or imply that the board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certificate by the Secretary or the Inspectors, as applicable, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                  ARTICLE III.

                               BOARD OF DIRECTORS

                  Section 1. NUMBER OF DIRECTORS. The number of directors constituting the whole board shall be thirteen (13), and no vacancy shall be deemed to exist in the board unless the number of directors in office falls below that number. No decrease in the number of directors shall shorten the term of any incumbent director. Directors may, but need not, be stockholders.

                  Section 2. ELECTION OF DIRECTORS. The directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. Directors shall hold office for a term of three years and shall be divided into three classes so that approximately one-third of the board shall stand for election at each annual meeting of stockholders. At the annual meeting of stockholders in 1996, and at each annual meeting thereafter, approximately one-third of the membership of the board shall be elected for three year terms. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected. Nominations for the election of directors may be made by the board of directors. Nominations for election of directors may also be made by any stockholder entitled to vote for the election of directors, by notice in writing, delivered or mailed, postage prepaid, to the secretary of the corporation not less than fourteen nor more than fifty days prior to any meeting of the stockholders called for the election of directors. Each such notice shall set forth the name, age, business address, residence address and principal occupation or employment of each nominee proposed in such notice, and the number of shares of stock of the corporation which are beneficially owned by such nominee. The chairman of the meeting at which directors are to be elected may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if the chairman should so determine, the defective nomination shall be disregarded.

                  Section 3. VACANCIES. A resignation from the board of directors shall be deemed to take effect immediately or at such other time as the director may specify. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, although less than a quorum, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, at any meeting of the board. A director elected to fill a vacancy shall be elected to hold office until the expiration of the term of the class to which he or she has been elected and until a successor shall be duly elected or qualified or until his or her earlier death, resignation or removal.

                  Section 4. ANNUAL MEETING. After each annual election of directors, on the same day the board of directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where the annual meeting of the stockholders for the election of directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors.

                  Section 5. REGULAR MEETINGS. Regular meetings of the board of directors may be held at such places (within or without the State of Delaware) and at such times as the board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

                  Section 6. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the president, or by any vice president, or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to such director by telegraph, cable or wireless so addressed, or shall be delivered personally or by telephone, at least 24 hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of Delaware) of the meeting but need not state the purposes thereof, except as otherwise provided by statute or by these By-Laws. Notice of any meeting of the board need not be given to any director who shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given, if all of the directors then in office shall be present thereat.

                  Section 7. QUORUM. Except as otherwise provided by statute or by these By-Laws, a majority of the total number of directors (or the closest whole number thereto) shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the director or directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

                  Section 8. TELEPHONE COMMUNICATIONS. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                  Section 9. ACTION OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the board or such committee.

                  Section 10. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular and special meeting of the board or of any committee thereof. Nothing herein contained shall be construed so as to preclude any director from serving the corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.

                  Section 11. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                  Section 12. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, in any circumstances, and to the full extent, permitted by
Section 145 of the Delaware Corporation Law, any amendment thereto, or any law of similar import.

                                   ARTICLE IV.

                                     NOTICES

                  Section 1. NOTICES. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director or stockholder, at such director or stockholder's address as it appears on the records of the corporation or at his or her residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegraph, cable or wireless, and such notice shall be deemed to be given when the same shall be filed, or in person or by telephone, and such notice shall be deemed to be given when the same shall be delivered.

                  Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V.

                                    OFFICERS

                  Section 1. OFFICERS. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, and a treasurer. Any two or more offices may be held by the same person.


                  Section 2. ELECTION OF OFFICERS. The officers shall be elected by the board of directors and each shall hold office at the pleasure of the board of directors until a successor shall have been duly elected and qualified, or until such officer's death, or until such officer resigns or has been removed in the manner hereinafter provided.

                  Section 3. OTHER OFFICERS. In addition to the officers named in Section 1 of this Article, the corporation may have such other officers and agents as may be deemed necessary by the board of directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the board of directors.


                  Section 4. RESIGNATION. Any officer may resign at any time by giving written notice of resignation to the board of directors, to the president or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5. REMOVAL. Any officer may be removed, either with or without cause, by action of the directors.

                  Section 6. VACANCY. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the board of directors.

                  Section 7. CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of stockholders and of the board of directors, shall have general control and management of the business affairs and policies of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts, and other instruments of the corporation. During the absence or disability of the president, the chairman of the board shall exercise all the powers and discharge all of the duties of the president. The chairman shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon the chairman by the board of directors.

                  Section 8. PRESIDENT. The president of the corporation shall be the chief operating officer of the corporation. During the absence or disability of the chairman of the board, the president shall exercise all of the powers and discharge all of the duties of the chairman of the board. The president shall possess power to sign all certificates, contracts and other instruments of the corporation. The president shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the board of directors. The president shall perform all such other duties as are incident to the office of president or are properly required by the board of directors.

                  Section 9. VICE PRESIDENT. In the event of the absence or disability of the chairman of the board and the president, the vice president, or, in case there shall be more than one vice president, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Except where by law the signature of the president is required, each of the vice presidents shall possess the same power as the president to sign all certificates, contracts, obligations and other instruments of the corporation. Any vice president shall perform such other duties and may exercise such other powers as from time to time may be assigned by these By-Laws or by the board of directors or by the president.

                  Section 10. SECRETARY. The secretary shall, if present, act as secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the board of directors and of any committee of the board of directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned by the president or the board of directors; and, in general, shall perform all duties incident to the office of secretary.

                  Section 11. TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the duties of the treasurer, in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the corporation and shall have the care and custody of all funds and securities of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions performed as treasurer and shall perform such other duties as may be assigned by the chairman of the board or the board of directors; and, in general, shall perform all duties incident to the office of treasurer.

                  Section 12. CONTROLLER. The controller, if such office is created by the board, shall be the chief financial officer of the corporation. The controller shall keep or cause to be kept all books of account and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The controller shall prepare or cause to be prepared appropriate financial statements for the corporation and shall perform such other duties as may be assigned by the chairman of the board or the board of directors; and, in general, shall perform all duties incident to the office of controller.

                  Section 13. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors or by the chairman of the board. Any such decision by the chairman of the board shall be final unless expressly overruled or modified by action of the board of directors, in which event such action of the board of directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving a proper compensation therefor.

                                   ARTICLE VI.

                          LOANS, CHECKS, DEPOSITS, ETC.

                  Section 1. GENERAL. All checks, drafts, bill of exchange or other orders for the payment of money, issued in the name of the corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the board of directors, which designation may be general or confined to specific instances.

                  Section 2. LOANS AND EVIDENCES OF INDEBTEDNESS. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the board of directors. Such authorization may be general or confined to specific instances. Loans so authorized by the board of directors may be effected at any time for the corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation issued for such loans shall be made, executed and delivered as the board of directors shall authorize. When so authorized by the board of directors any part of or all the properties, including contract rights, assets, business or good will of the corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, and of the interest thereon, by instruments executed and delivered in the name of the corporation.

                  Section 3. BANKING. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may authorize. The board of directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the board of directors.

                  Section 4. SECURITIES HELD BY THE CORPORATION. Unless otherwise provided by resolution adopted by the board of directors, the chairman of the board, the president or any vice president may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the chairman of the board, the president, or any vice president may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and the chairman of the board, the president, or any vice president may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as the chairman of the board, the president, or any vice-president may deem necessary in order that the corporation may exercise such powers and rights.

                                  ARTICLE VII.

                            SHARES AND THEIR TRANSFER

                  Section 1. SHARE CERTIFICATES. Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the corporation owned by him, signed by, or in the name of the corporation by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation (except that when any such certificate is countersigned by a transfer agent other than the corporation or its employee of by a registrar other than the corporation or its employee the signatures of any such officers may be facsimiles). If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except in the case of restrictions on transfers of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  Section 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 3. TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 4. RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to such meeting or to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                  Section 5. PROTECTION OF CORPORATION. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII.

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  Except as otherwise provided herein, these By-Laws may be altered, added to, amended or repealed as follows: (a) at any meeting of the stockholders by affirmative vote of

80% of the outstanding shares of each class of stock outstanding and entitled to vote thereat, provided notice of the proposed alteration, addition, amendment or repeal shall have been given in the notice of such meeting; or (b) by the board of directors, except with respect to any provision of which By-Laws, the Certificate of Incorporation or By-Laws requires action by the stockholders. Any By-Law adopted by the board of directors may be amended or repealed by the stockholders, as provided in this Section.

Dated as of:      April 05, 2000


               * * * * * * * * * END OF BY-LAWS * * * * * * * * *

                                  ATTACHMENT E

                              AFFILIATE AGREEMENTS

                                  ATTACHMENT E

                              AFFILIATE AGREEMENTS

None

                    QUESTIONNAIRE FOR DIRECTORS, OFFICERS AND
                        CERTAIN OTHER PERSONS RELATED TO

                           NATIONAL AUTO CREDIT, INC.

                            Information Furnished by

                       ----------------------------------
                         (Name of Individual Responding)

         This questionnaire is addressed to all directors, executive officers, and certain other persons related to National Auto Credit, Inc. and its subsidiaries (collectively, the "Company") and will be used by the Company in connection with the preparation and finalization of the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in November 2000, pursuant to the Securities Exchange Act of 1934 ("1934 Act"). Your signature at the end of this Questionnaire will constitute your consent for use by the Company in any such filing of the information contained in your answers.

         Pursuant to the 1934 Act, you and the Company may be liable for all material misstatements and omissions with respect to all information supplied by its directors and officers.

         If you have any questions concerning this questionnaire, please address them to Ralph V. De Martino, Esquire, Counsel to the Company, (202) 659-0494. When completed, please sign and promptly return the questionnaire and any attachments before November __, 2000, to Ralph V. De Martino, De Martino Finkelstein Rosen & Virga, 1818 N Street, N.W., Suite 400, Washington, DC 20036.

         It is important that each person respond as fully as possible to all applicable questions in the space provided. PLEASE ANSWER ALL QUESTIONS, UNLESS A QUESTION SPECIFICALLY STATES THAT IT IS APPLICABLE ONLY TO A PARTICULAR GROUP OF PERSONS, E.G.; "EXECUTIVE OFFICERS," AND YOU ARE NOT A MEMBER OF THAT GROUP. WHENEVER INFORMATION IS REQUESTED WITH RESPECT TO THE COMPANY, YOU SHOULD ALSO PROVIDE SUCH INFORMATION WITH RESPECT TO ANY SUBSIDIARIES. If the response is "no," "none," or "not applicable," please so indicate.*

         TERMS THAT HEREINAFTER APPEAR IN QUOTATION MARKS ARE DEFINED IN APPENDIX I. SINCE UNDERSTANDING THE MEANING OF THESE TERMS IS IMPORTANT TO CORRECTLY ANSWERING THE QUESTIONNAIRE, IT IS REQUESTED THAT YOU REFER TO APPENDIX I BEFORE ANSWERING ANY QUESTION THAT INCLUDES ONE OF THESE TECHNICAL TERMS. Insofar as questions herein relate to "associates" of yours, your answers are deemed to be made upon the basis of information and belief.

         The Company's last fiscal year ended on January 31, 2000.

------------------------------

* If the space provided for an answer to a given question is insufficient, please complete your answer on a separate page indicating the number of the question to which the answer refers, and attach the additional page to the Questionnaire.

                            BIOGRAPHICAL INFORMATION

1.       BACKGROUND INFORMATION

         (a)      Full Name:___________________________________________________

                  Name(s) previously used:_____________________________________

         (b)      Residence Address (do NOT submit a P.O. Box):

                  _____________________________________________________________

         (c)      Residential Telephone:_______________________________________

         (d)      Principal Occupation or Business:____________________________

                  Name of Business: ___________________________________________

         (e)      Position and Duties:_________________________________________

         (f)      Business Address:____________________________________________

                  _____________________________________________________________

         (g)      Business Telephone:__________________________________________

         (h)      Marital Status:______________________________________________

         (i)      Date of Birth:_______________________________________________

         (j)      Place of Birth:______________________________________________

         (k)      Social Security Number:______________________________________

         (l) Please describe below each of your principal occupations or employments during the past five years, including the name and address and the principal business of each of the organizations with which you were affiliated and the positions you held therein, including the dates thereof.

         ANSWER:

         (m) If you are an officer or director of any other publicly-held corporation, please list below:

         ANSWER:

                  Name                         Type of Business
                  ----                         ----------------

         (n) Describe the nature of any "family relationship" between you and any other director, "executive officer" or person nominated or chosen to become a director or an "executive officer" of the Company, or of any "subsidiary" or other "affiliate" of the Company.

         ANSWER:

2.       EXECUTIVE OFFICERS AND KEY EMPLOYEES
         ------------------------------------

         (a) If you are or were during the past fiscal year an "executive officer" of the Company, set forth the date when you were first elected as "executive officer", your exact title and the date on which your present term of office will expire (or the date when you ceased to be an "executive officer").

         ANSWER:

         (b) If you expect to be named as an "executive officer" of the Company, please set forth the anticipated date of your election as an "executive officer."

         ANSWER:

         (c) Set forth all positions and offices with the Company which you presently hold or have held (during the past fiscal year), and if you were or are a vice-president in charge of a principal business function, state such principal business function.

         ANSWER:

         (d) If you were an "executive officer" of the Company during the past fiscal year but are no longer, set forth all positions and offices with the Company which you held during that period and the effective date of your resignation.

         ANSWER:

         (e) State in detail the nature of any arrangement or understanding between you and any other person(s) (naming such person(s)) pursuant to which you were selected or have been nominated to be an "executive officer" of the Company.

         ANSWER:

         (f) If you were an "executive officer" during the Company's last fiscal year, did you: (i) serve as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose "executive officers" served on the Company's board of directors or its compensation committee; or (ii) serve as a director of another entity, one of whose "executive officers" served on the Company's compensation committee?

         ANSWER:

         (g) Please describe the circumstances, if any, of your participation during the Company's last fiscal year, in deliberations of the Compensation Committee of the Company concerning executive compensation decisions.

         ANSWER:

3.       DIRECTORS

         (a) Set forth the date when you were first elected or anticipate being elected as a director and the date on which your present term of office will expire (or the date on which you ceased to be a director).

         ANSWER:

         (b) Set forth all positions and offices with the Company (other than director) which you presently hold.

         ANSWER:

         (c) Describe any standard or other arrangements, stating amounts, pursuant to which you were compensated for any services provided AS A DIRECTOR OF THE COMPANY during the Company's last fiscal year.

         ANSWER:

         (d) State in detail the nature of any arrangement or understanding between yourself and any other person(s) (naming such person(s)) pursuant to which you were selected or have been nominated to be a director of the Company.

         ANSWER:

         (e) List all directorships held by you in any company which has a class of securities registered on a national securities exchange, or is required to file annual, quarterly, or other periodic reports with the Securities and Exchange Commission, or is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended.

         ANSWER:

         (f) Please describe the circumstances, if any, of your participation during the Company's last fiscal year, in deliberations of the Compensation Committee of the Company concerning executive compensation decisions.

         ANSWER:

4.       INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         (a) If during the past five years any of the following events have occurred involving you, please state the name and relationship of such person involved, describe the event or events that occurred, and explain any mitigating circumstances associated with each event:

         (i) A petition under any United States, state or foreign bankruptcy insolvency law has been filed by or against you, or a receiver, fiscal agent or similar officer has been appointed by a court for your business or property, or the business or property of any partnership of which you were a general partner at or within five years before the time of such filing, or the business or property of any corporation or business association of which you were an executive officer at or within five years before the time of such filing.

         ANSWER:

         (ii) You have been "convicted" in a criminal proceeding (excluding traffic violations and other minor offenses) or are the subject of a pending criminal proceeding.

         ANSWER:

         (iii) You have been the subject of any order, judgment or decree, issued by a court of competent jurisdiction and not subsequently reversed, suspended or vacated, which permanently or temporarily enjoins or otherwise limits your participation in any of the following activities:

                  (A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

                  (B) Engaging in any type of business practice; or

                  (C) Engaging in any activity in connection with the purchase or sale of any security or commodity or involving a possible violation of federal or state securities laws; or

                  (D) Engaging in any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

         ANSWER:

         (iv) You have been the subject of any order, judgment or decree, issued by a United States, state or foreign authority and not subsequently reversed, suspended or vacated, which bars, suspends, expels or otherwise limits for more than 60 days your right to engage in any activity described in (iii) above, or to be associated with persons engaged in any such activity.

         ANSWER:

         (v) You have been found, by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission, to have violated any federal or state securities laws, which finding has not been subsequently reversed, suspended or vacated.

         ANSWER:

         (vi) You have been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal Commodities Law, and the judgment or finding has not been subsequently reversed, suspended or vacated.

         ANSWER:

         (vii) You have been subject to a U.S. Postal Service false representation order entered within the past five years or subject to a restraining order or preliminary injunction with respect to conduct alleged to have violated 39 U.S.C. ss.3005.

         ANSWER:

         (b) Please state whether you have been a party to any legal proceedings in the past five years, including proceedings in which a partnership or corporation was involved for which you were general partner, or an officer or director, respectively. If so, give the approximate date the complaint was filed, name of court, brief statement of facts alleged and relief sought and outcome of the case, or present status, if still pending.

         ANSWER:

         (c) If you or an "associate" of yours is PRESENTLY involved in any pending legal proceedings (including bankruptcy, receivership or similar proceeding) to which the Company or any of its "subsidiaries" is also a party or of which any of their property is the subject, and the involvement of you or any such person in these proceedings is either as a party adverse to the Company or any of its "subsidiaries," furnish the following information for each such proceeding: the name of the court or agency in which the proceeding is pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding, and the relief sought.

         ANSWER:

         (d) If you are aware of any such proceedings that are being contemplated by any government authorities, please furnish the information requested in (a) above for such contemplated proceedings.

         ANSWER:

5.       SECURITY HOLDINGS

         (a) Please list in the table below the number of shares of the Company, any of its "subsidiaries," or its parent owned, as of the date of this questionnaire, either directly or as an indirect beneficial owner by (1) you,
(2) your spouse, (3) minor children or relatives of yours who live in your home, and (4) and any other "associate" of yours.

                                       Holdings of Spouse,       Holdings of
Class of                               Minor Children and        Other
Securities of                          Relatives Sharing         "Associates"
The Company           Your Holdings    Home (Specify)            (Specify)
--------------------------------------------------------------------------




         If after reviewing the explanation of the term "beneficial ownership" in Appendix I, you deny "beneficial ownership" of any securities listed above, please so indicate by placing an asterisk by the securities with respect to which you make such denial and describe the basis upon which your denial is made.

         (b) Please review the definition of "beneficial ownership" contained in Appendix I. Other than those shares listed above in item 5(a), are there any other securities of the Company, any of its "subsidiaries," or its parent of which you are the beneficial owner? If so, please list below:

Class of Security     Total Number of Shares               Nature of
Of the Company        Beneficially Owned                   Beneficial Ownership
-------------------------------------------------------------------------------

         (c) Enter in the table below the names and addresses of any "person or persons" or any "group of persons" (excluding directors and "executive officers" of the Company, other than yourself) known by you to be the "beneficial owner" of more than five percent of the outstanding shares of the common stock of the Company, or any of its "subsidiaries."

Class of Security                 Total Number of Shares
Of the Company                    Beneficially Owned           Name and Address
-------------------------------------------------------------------------------

         (d) With respect to your answers to questions 5(a), (b), and (c) above, please state whether you have any ownership interest in any shares of common stock of the Company, any of its "subsidiaries" or its parent, for which you, or any person or group known by you to own beneficially more than five percent of such shares, may be deemed to be the "beneficial owner" of such shares. If you have not so indicated in your response to questions (a), (b), and (c), please provide all material, relevant information including a description of the security, power, trust, account, or arrangement pursuant to which such shares will or may be acquired, the duration of such security or power, the number of such shares involved, and the name of such "beneficial owner."

         ANSWER:

         (e) Describe any contractual or other arrangements known to you, including any pledge of securities of the Company, or any of its "subsidiaries" or its parent, the operation of the terms of which may at a subsequent date result in a change in control of the Company.

         ANSWER:

         (f) Describe any contractual arrangement, existing or contemplated, which may effect a change in your percentage ownership of Company shares with respect to a particular class of securities or a different type of security.

         ANSWER:

6.       ANNUAL COMPENSATION.
         -------------------

         If you are an "executive officer" of the Company, please provide the following information. NOTE: Amounts deferred at your election should be included in salary or bonus, as the case may be, for the year in which earned. Please indicate the amounts of any salary or bonus forgone at your election under a Company program under which stock, stock based or other forms of non-cash compensation may be received by you in lieu of a portion of annual compensation earned in a covered fiscal year. For non-cash compensation, disclose the fair market value at the time the compensation is awarded, earned or paid.

         (a) the dollar value of base salary (cash and non-cash) earned by you during the fiscal year.
                           2000:
                           1999:
                           1998:

         (b) the dollar value of bonus (cash and non-cash) earned by you during the fiscal year.
                           2000:
                           1999:
                           1998:

         (c) the dollar value of perquisites and other personal benefits, securities or property (not properly categorized as salary or bonus) received by you during the fiscal year.

                           2000:

         (d) earnings (including the interest or dividend rate) on restricted stock, options, SARs or deferred compensation paid to you during the fiscal year or payable during that period but deferred at your election:

                           2000:

         (e) earnings on long-term incentive plan compensation paid during the fiscal year or payable during that period but deferred at your election:

                           2000:

         (f) amounts reimbursed during the fiscal year to you for the payment of taxes:

                           2000:

         (g) the dollar value of the difference between the price paid by you for any security of the Company purchased from the Company (through deferral of salary or bonus, or otherwise), and the fair market value of such security at the date of purchase. Indicate whether such discount is available, generally, either to all securityholders or to all salaried employees of the registrant.

                           2000:

7.       LONG-TERM COMPENSATION.
         ----------------------

         If you are an "executive officer" of the Company, please provide the following information:

         (a) the number of shares and dollar value (net of any consideration paid by you) of any award of restricted stock, including share units (calculated by multiplying the closing market price of the Company's unrestricted stock on the date of grant by the number of shares awarded) for each of the following fiscal years:

                           2000:   #                          $
                           1999:   #                          $
                           1998:   #                          $


         (b) the number and value of the aggregate restricted stock holdings at the end of the Company's last fiscal year:

                           2000:   #                          $

         (c) if any of the restricted stock awards described in (a) above will vest, in whole or in part, within three years from the date of grant, the total number of shares awarded and the vesting schedule:

         ANSWER:

         (d) are dividends paid on restricted shares held by you? If so, is the dividend rate the same as that paid on unrestricted shares?

         ANSWER:

         (e) the number of shares subject to stock options granted, with or without tandem stock appreciation rights, and the number of shares related to stock appreciation rights ("SARs") granted for each of the following fiscal years:

                           2000:  Options                     SARs
                           1999:  Options                     SARs
                           1998:  Options                     SARs

         (f) the dollar value of all payouts pursuant to long-term incentive plans or arrangements ("LTIPs"):

                           2000:
                           1999:
                           1998:

         (g) with respect to payouts in question (f) above, was any performance target, goal or condition to payout waived? If so, please explain:

         ANSWER:

8.       (a)      OTHER COMPENSATION.
                  ------------------

         If you are an "executive officer" of the Company, please describe below any other compensation received by you for services rendered to or on behalf of the Company and not described in your responses to questions 6 and 7 as of the end of the Company's last fiscal year, including, but not limited to: payments received upon termination or change in control; amounts earned on deferred compensation, restricted stock and SARs (if the amount represented interest, indicate the rate of interest); amounts earned on LTIP compensation; Company contributions to defined contribution plans (E.G., the Company's 401(k) Plan); amounts associated with split-dollar insurance policies; and amounts received for serving as a director of a subsidiary of the Company. (LTIP awards and amounts received on exercise of options and SARs need not be reported here.)

         ANSWER:

         (b)      MORE ON OPTIONS AND SARS.
                  ------------------------

                  (i) With respect to option and SAR grants to you as of the end of the Company's last fiscal year, please provide the following information (add more rows if necessary):



                                      Number of        Exercise or                          Market price
                                      shares           base price        Expiration         of stock on
Grants              Grant Date        Covered          ($/Share)         Date               Date of Grant
------              ----------        ---------        -----------       ----------         -------------


Option
Grant 1

Option
Grant 2


SAR
Grant 1



Additional Information (if any):

                  (ii) With respect to aggregate option and/or SAR EXERCISES in the Company's last fiscal year and the values of options and SARs held by you at fiscal year-end, please provide the following:

                                           Number of unexercised options and    Value of unexercised in-the-money
                                                    SARs at 1/31/00              options and SARs at 1/31/00 (1)
                    --------------------- ----------------- ------------------ ----------------- ----------------------
 Shares acquired     Value realized on
   On Exercise       Date of Exercise
      --------       ----------------
                          ($) (2)           Exercisable       Unexercisable      Exercisable         Unexercisable
                          -------           -----------       -------------      -----------         -------------







----------
(1) Options or freestanding SARs are "in-the-money" if the fair market value of the underlying securities exceeds the exercise or base price of the option or SAR. On January 31, 2000 the closing market value of the Company's common stock was $____________.

(2) In calculating the value, do not include the value of any related payment or other consideration provided (or to be provided) by the Company on your behalf. Any payments or other consideration should be described below.

Additional Information (if any):



         (c) MORE ON LTIPS. Please indicate whether you were awarded any shares, units or other rights pursuant to a long-term incentive plan during the Company's last fiscal year (include the name of the plan and any other information you deem relevant):

         ANSWER:

         (d) DEFINED BENEFIT OR ACTUARIAL PLANS. Please indicate whether you are covered by any defined benefit or actuarial plan under which you shall be entitled to a pension or other similar benefit, whether or not such benefit is determined primarily by final compensation (or average final compensation) and years of service.

         ANSWER:

9. EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.


         (a) Are you a party to or participant in (i) any employment contract with the Company or (ii) any compensatory plan or arrangement which results or will result from your resignation, retirement or any other termination of your employment with the Company or from a change in control of the Company, or a change in your responsibilities following a change in control? If so, describe the agreement, plan or arrangement and the amounts to be received (including all periodic payments and installments):

         ANSWER:

         (b) Please state below whether any compensation of the type described in Questions 5 through 8 has been received by you or accrued for your benefit from a third party pursuant to any transaction between the Company and such third party where the primary purpose of the transaction is to furnish such compensation.

         ANSWER:

10.      INDEBTEDNESS

         (a) State if you or any "associate" of yours has been indebted to the Company or any of its "subsidiaries" at any time during the last two fiscal years of the Company.

         ANSWER:

         (b)      If your answer to (a) is affirmative, state:

         (i) The largest aggregate amount of indebtedness outstanding at any time during such period and indicate the breakdown of such indebtedness between the Company or its "subsidiaries."

         ANSWER:

         (ii) The nature of any such indebtedness, the details of the "transaction" in which it was incurred and the date of such "transaction."

         ANSWER:

         (iii) The amount of any such indebtedness outstanding as of the date of your response to this Questionnaire.

         ANSWER:

         (iv)     The rate of interest paid or charged thereon.

         ANSWER:

11.      TRANSACTIONS WITH MANAGEMENT

         (a) If you or a relative, spouse, or relative of your spouse who is living in your home has had during the previous three fiscal years, or now has, any material interest, direct or indirect, in any "transaction" or proposed "transaction" to which the Company or any "subsidiary" of the Company was or is to be a party, including the ownership or issuance of stock of the Company, please describe such "transaction" and your interest therein, the date of such "transaction," and state, where practicable, the amount of such interest. If the interested person is one other than yourself, state his name, his relationship to you or to the Company or any "subsidiary," the nature of his interest, the date of such "transaction," and where practicable, the amount of his interest. Your response should include, but not be limited to, the following types of "transactions," if any: brokerage discounts, loan arrangements, and business arrangement, concurrent or subsequent, with parties to which the Company pursued a business relationship.(1)

         ANSWER:

         (b) If any "transaction" described in the answer to (a) above involved or is to involve the purchase or sale of assets by or to the Company or any of its "subsidiaries" otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the



-------------------------------
     (1) This question applies to the receipt of any remuneration, directly or indirectly, for services in any capacity, except salaries and directors' fees. It includes, for example, insurance and other benefits not directly referred to above. This question does NOT apply to any "transaction" or interest therein where: (a) the rates or charges involved in the "transaction" are determined by competitive bids, or the "transaction" involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with the law or governing authority; (b) the "transaction" involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services or (c) your interest arises solely from the ownership of securities of the Company or any of its "subsidiaries," and you receive no extra or special benefit not shared on a pro rata basis by all holders of securities of the same class.

seller within two years prior to the "transaction," the cost to the seller. (In answering this question, please make a separate statement with respect to each "transaction.")

         ANSWER:

12.      CERTAIN BUSINESS RELATIONSHIPS

         If any of the following relationships now exist, or existed during the Company's last fiscal year, name the entity involved, the nature of your affiliation with such entity, the nature of the relationship between the entity and the company, and the amount of business done between the entity and the Company during the last fiscal year, or proposed to be paid during the current fiscal year.

         (a) You are, or during the last fiscal year were, an "executive officer" or owner of more than 10% of the equity interest in any business or professional entity THAT MADE ANY PAYMENTS FOR PROPERTY OR SERVICES TO THE COMPANY during the past fiscal year;

         (b) You are, or during the last fiscal year were, an "executive officer" or owner of more than 10% of the equity interest in a business or professional entity WHICH RECEIVED FROM THE COMPANY PAYMENTS for property or services during the past fiscal year or proposed to be received during the fiscal year;

         (c) You are, or during the last fiscal year were, an "executive officer" or owner of more than 10% of the equity interest in a business or professional entity to which the Company is indebted;

         (d) You are, or during the last fiscal year were, a member of or counsel to a law firm that the Company retained during the last fiscal year, or proposes to retain during the current fiscal year;

         (e) You are, or during the last fiscal year were, a partner or executive officer of an investment banking firm that performed services for the Company during the last fiscal year or proposes to do so during the current fiscal year; or

         (f) You have an interest in any transaction similar to those described in (a)-(e) above.

         ANSWER:

13.      TRANSACTIONS WITH PENSION OR SIMILAR PLANS

         Briefly describe any "transactions" since the beginning of the Company's last fiscal year, or any presently proposed "transactions," to which any pension, retirement, savings or similar plan provided by the Company, any of its "subsidiaries" or its parent was or is to be a party, in which you or your spouse, a relative of yours or a relative of your spouse who has the same home as you had, have or are to have, a direct or indirect material interest, stating the nature of your or their interest in the "transaction" and the amount of such interest.(2)

         ANSWER:

14.      INDEMNIFICATION

         Do you know of any contract, charter provision, arrangement or statute under which you are insured or are or will be indemnified in any manner against any liability which you may incur in your capacity as a director or officer of the Company, other than the indemnification provisions of the Company's charter documents? If so, please describe.

         ANSWER:

15.      TRANSACTIONS WITH PROMOTERS

         (a) Please state the names of the "promoters" of the Company, the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each "promoter", directly or indirectly, from the Company, and the nature and amount of any assets, services or other consideration therefor received or to be received by the Company.

         ANSWER:

         (b) As to any assets acquired or to be acquired by the Company from a "promoter", state the amount at which the assets were acquired or are to be acquired. State also the principle followed or to be followed in determining such amount, identify the persons making the determination and their relationship, if any, with the Company or any "promoter." If the assets were acquired by the "promoter" within two years prior to their transfer to the Company, also state the cost thereof to the "promoter."



--------------------------------------
     (2) This question does not apply to any "transaction" or interest therein involving (a) payments to the plan, or payments to beneficiaries, pursuant to the terms of the plan, or (b) payment of remuneration for services not in excess of five percent of the aggregate remuneration received by you during the Company's last fiscal year from the Company or any of its "subsidiaries," or (c) an interest of the Company or any of its "subsidiaries" which arise solely from its general interest in the success of the plan.

         ANSWER:

16.      SIGNIFICANT EMPLOYEES

         Please note the name and position of any significant employees or consultants of the Company who are not "executive officers" or directors but who, in your opinion, may make significant contributions to the business of the Company.

         ANSWER:

17. BOOKS AND RECORDS. Do you have any knowledge or reason to believe that the books and records of the Company do not, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company? The types of conduct or activities to which this question is addressed are set forth in Appendix II to this questionnaire. If so, please provide details.

         ANSWER:

18.      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act requires reports (on Form 3, Form 4 and Form 5) by each of the Company's directors, "executive officers" and 10% beneficial owners of transactions in any of the Company's securities (e.g., purchases, gifts or sales of the Company's securities, stock option grants and/or exercises, etc.) that are "beneficially owned" by such persons. Please describe below any transactions or changes in your security holdings during the past fiscal year (or if you became an officer, director or 10% beneficial owner during the past fiscal year, two fiscal years) and state whether or not such transactions were timely reported on a Form 3, 4 or 5.

                                                               Timely

                                            Transaction      Reported?
                                            --------------------------
         ANSWER:

                                  * * * * * * *

         The information submitted herein is correct and complete to the best of the undersigned's knowledge as of the date of completion of this questionnaire.

         The undersigned agrees that if at any time hereafter any of the information set forth above changes or for any reason becomes incorrect, the undersigned will promptly notify and furnish any necessary or appropriate correcting information to the attorney named on page one hereof at the address and telephone number first shown above; otherwise, it will be understood that the above information continues to be, to the best of the knowledge, information and belief of the undersigned, complete and correct.

Dated: __________________           _______________________________________
                                    Signature

                                    _______________________________________
                                    Print Name

                                   APPENDIX I

         "AFFILIATE" - The term denotes a person that directly or indirectly controls, or is controlled by, or is under common control with, the Company.

         "ASSOCIATE" - The term denotes (a) any corporation or organization (other than the Company) of which you are an officer or partner or are, directly or indirectly, the beneficial owner of ten percent or more of any class of its equity securities; or (b) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity; or (c) your spouse, or any relative of yours or your spouse who shares your home or who is a director or officer of the Company or any of its subsidiaries.

         "BENEFICIAL OWNERSHIP" - Securities should be considered beneficially owned by any person, even though the securities may not be registered in the name of that person, if benefits substantially equivalent to those of ownership of the securities are enjoyed by that person by reason of any contract, understanding, relationship, or agreement or other arrangement.

         Specifically, a beneficial owner of a Company's stock includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise HAS OR SHARES (i) VOTING POWER (which includes the power to vote, or to direct the voting of such stock) and/or (ii) INVESTMENT POWER (which includes the power to dispose, or to direct the disposition of such stock).

         In addition to the foregoing, a person is deemed to be the beneficial owner of a Company's stock if such person has the right to acquire beneficial ownership of such stock at any time within 60 days, including any such right so acquired through (a) the exercise of an option, warrant, or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account, or similar arrangement, or (d) the automatic termination of a trust, discretionary account, or similar arrangement. However, if a security or power described in clauses (a),(b), or (c) is acquired in order to change or influence the control of a company, the holder of the security or power is deemed to be the beneficial owner without regard to such 60-day period.

         "CONTROL PERSON" - The term denotes a person who possesses the power, directly or indirectly, to direct the management and policies of the Company, unless such power is solely the result of an official position with such Company.

         "CONVICTION" - The term refers to a judgment or sentence in which the accused is found guilty of a criminal offense. The term includes, but is not limited to, a guilty plea or plea bargain.

         "EXECUTIVE OFFICER" - For purposes of this questionnaire, the term refers to the president, any vice-president in charge of a principal business function (such as sales, administration, or finance), secretary, treasurer, or any other person performing similar policy-making functions for the Company or its subsidiaries.

         "FAMILY RELATIONSHIP" - The term refers to any relationship by blood, marriage, or adoption, not more remote than first cousin.

         "GROUP OF PERSONS" - The term "group" means two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of the common stock of a company. For purposes of this Questionnaire, the Company does not consider its Board of Directors and/or its executive officers, as such, to constitute a "group."

         "INCENTIVE AND COMPENSATION PLANS AND ARRANGEMENTS" - The terms refer to stock options, stock appreciation rights plans, phantom stock plans, and any other incentive or compensation plan or arrangement pursuant to which the measure of benefits is based on objective standards or on the value of securities of a company or another person, granted, awarded or entered into at any time in connection with services to a company or its subsidiaries.

         "LIFE OR HEALTH INSURANCE AND MEDICAL REIMBURSEMENT PLANS" - The term refers to the cost of premiums paid by a company or any of its subsidiaries on life insurance, health insurance, and medical reimbursement plans for the benefit of an executive officer or director of such company, unless the sole beneficiary under the policy is such company or its subsidiaries.

         "PENSION OR RETIREMENT PLANS; ANNUITIES; EMPLOYMENT CONTRACTS; DEFERRED COMPENSATION PLANS" - The term refers to amounts expensed for financial reporting purposes by a company (and subsidiaries) for the year, representing the contribution, payment, or accrual for a person's account under any existing pension or retirement plans, annuity contract, deferred compensation plan or similar arrangement.

         "PERSON" OR "PERSONS" - The term denotes any natural person, company, government, political subdivision, agency, or instrumentality of a government.

         "PERSONAL BENEFITS" - The term refers to the value of personal benefits which are not directly related to a person's job performance, furnished by a company (or subsidiaries) directly, or through third persons.

         "PROMOTER" - The term "promoter" includes (a) any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes the initiative in founding and organizing the business or enterprise of an issuer; or (b) any person who, in connection with the founding or organizing of the business or enterprise of an issuer, directly or indirectly receives ten percent or more of any class of securities of the issuer or ten percent or more of the proceeds from the sale of any class of securities, except if received solely as underwriting commissions if such person does not otherwise take part in founding and organizing the enterprise.

         "SALARIES" - The term includes all cash remuneration distributed or accrued in the form of salaries, fees, directors' fees, commissions, or bonuses.

         "STOCK PURCHASE PLANS, PROFIT SHARING AND THRIFT PLANS" - The term refers to the amount of any contribution, payment or accrual for a person's account under any stock purchase, profit sharing, thrift, or similar plan which has been expensed during a fiscal year by a company and its subsidiaries for financial reporting purposes.

         "SUBSIDIARY" - An entity owned wholly or partially by the Company.

         "TRANSACTION" - The term "transaction" is to be understood in its broadest sense, and includes the direct or indirect receipt of anything of value.

                                   APPENDIX II

                  (a) The making of questionable, unlawful or improper payments or the rendering of any services or favors to government officials or employees or their relatives, whether or not legal, to obtain or retain business or to receive preferential treatment or consideration with regard to business or to pay for favorable treatment obtained in the past.

                  (b) The making of questionable, unlawful or improper payments or the rendering of any service or favors to persons other than government officials or employees, or to relatives of such persons, whether or not legal, to obtain or retain business or to receive preferential treatment or consideration with regard to business or to pay for favorable treatment obtained in the past.

                  (c) Any contributions, whether or not legal, made to any political party, political candidate or holder of governmental office.

                  (d) Any bank accounts, funds or pools of funds created or maintained without being reflected on the Company's books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books.

                  (e) Any receipts or disbursements, the actual nature of which has been disguised or intentionally misrecorded on the Company's books of account.

                  (f) Any fees paid to consultants or commercial agents which exceeded the reasonable value of the services purported to have been rendered.

                  (g) Any payments which involved any unlawful or improper purpose or understanding that such payments were or are to be received.

                  (h) Any payments, loans, disbursements or reimbursements made to personnel of the Company for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in paragraphs (a)-(g) above.

In connection with the above, please observe the following:

                           (A) Each  paragraph  is to be read as  relating  to
the activities or conduct of the Company as well as to the conduct of any person who has acted or is acting on behalf of or for the benefit of the Company. Persons who have acted or are acting on behalf of or for the benefit of the Company, include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives.

                           (B) Each  paragraph is to be read as relating to
activities or conduct both within and outside the United States.

                           (C) The terms  "payments" and  "contributions"
include not only the giving or receiving of cash or merchandise but also the giving or receiving of anything else of value -- for example, services or the use of property or loans or special opportunities and the offer or promise of any of the same.

                           (D)  The term "indirectly" means an act done through
an intermediary or intermediaries. Payments to sales agents or representatives which are passed on in whole or in part to purchasers, or compensation or reimbursement to persons in consideration for their acts, are examples of acts done through intermediaries.

                           (E) Your answer  should  consider  not only  matters
of which you have direct personal knowledge, but also those matters which you have reason to believe may have existed or occurred (for example, you may not "know" from your own personal knowledge that certain contributions were made by the Company, but, based upon information which has otherwise come to your attention, you may nonetheless have "reason to believe" that such a contribution was made. In such case, your response would be "yes").

















                                       2